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                                                                    Exhibit 99.1
                                                                    News Release

[AmerisourceBergen Logo]


Contact: Michael N. Kilpatric
         610-727-7118
         mkilpatric@amerisourcebergen.com

                      AMERISOURCEBERGEN CORPORATION PRICES
                       $300 MILLION SENIOR NOTES DUE 2012


VALLEY FORGE, PA November 13, 2002 - AmerisourceBergen Corporation (NYSE: ABC) today announced that it has agreed to sell $300 million Senior Notes due 2012. The notes will have an annual interest rate of 7.25 percent, payable semi-annually. The notes will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933.

     The proceeds from the sale of the notes initially will be used to repay amounts borrowed under the Company's revolving credit facility, which is part of its senior credit facility. Subsequently in fiscal 2003, AmerisourceBergen intends to repay $150 million in aggregate principal amount of Bergen 7 3/8 percent senior notes due in January 2003 and to repay $15 million of the term loan under its senior credit facility. The Company also intends to redeem approximately $124 million in aggregate principal amount of PharMerica 8 3/8 percent senior subordinated notes due 2008.

         The notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes in any jurisdiction in which such an offer or sale would be unlawful and is issued pursuant to Rule 135-c under the Securities Act of 1933.

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About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital systems/acute care market, alternate care and mail order facilities, independent community pharmacies, and regional chain pharmacies. The Company is also a leader in the institutional pharmacy marketplace. With over $40 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people serving over 25,000 customers. For more information go to www.amerisourcebergen.com.

Forward Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the businesses of AmeriSource and Bergen Brunswig will not be integrated successfully; failure to obtain and retain expected synergies; and other economic, business, competitive and/or regulatory factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2001, its Quarterly Reports on Form 10-Q for fiscal 2002, and the joint proxy statement-prospectus for the merger filed on August 1, 2001.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements whether as a result of new information, future events or otherwise.

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